REPUBLICA MOLDOVA

LICENȚĂ

Seria A MMII **Nr.** 035240

Denumirea autorității de licențiere — **Camera de Licențiere**

Denumirea, forma juridică de organizare, sediu (adresa juridică) a titularului de licență — **Societatea cu Răspundere Limitată "WILLOW"**

mun.Chişinău, str. Socoleni, 20

Data şi numărul certificatului de înregistrare de stat a titularului de licență — 15.09.2005 MD 0042035

Numărul de înregistrare a întreprinderii sau IDNO — 1003600081942

Codul fiscal

Genul de activitate, integral sau parțial, pentru a cărui desfăşurare se eliberează licența — *** Activitatea farmaceutică în cadrul farmaciei de forme industriale, inclusiv cu achiziționarea, păstrarea, livrarea şi eliberarea remediilor psihotrope şi a precursorilor ***

Data eliberării licenței 02 AUG 2010

Reperfectată: 1) 07.10.2010 2)10.02.2011 3) 11.04.2011

Valabilă pînă la 02 AUG 2015

Semnătura conducătorului autorității de licențiere — **Director al Camerei de Licențiere**

Lilia PALII

Notă: Licența este valabilă numai cu anexa autentificată de autoritatea de licențiere, în care sînt indicate condițiile de licențiere pentru genul de activitate specificat în licență.